FORM NO. 3a

Registration No. 39158

BERMUDA

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of ***the Companies Act 1981*** **Freescale Semiconductor Holdings I, Ltd.** by resolution and with the approval of the Registrar of Companies has changed its name and was registered as **Freescale Semiconductor, Ltd.** on the **26th** day of **April 2012.**

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this **26th** day of **April 2012**

for **Registrar of Companies**